Exhibit 99.1

Flux Power Reports 2nd Quarter Fiscal 2023 Financial Results

Second Quarter Fiscal 2023 Revenue Increased 123% to $17.2 Million

Second Quarter Fiscal 2023 Gross Profit Increased 294% to $4.1 Million

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

Vista, CA — February 9, 2023 — Flux Power Holdings, Inc. (NASDAQ: FLUX), a developer of advanced lithium-ion energy storage solutions for electrification of commercial and industrial equipment, has reported its financial and operational results for the fiscal second quarter ended December 31, 2022.

Key Financial & Operational Highlights for the Second Quarter Fiscal Year 2023

●	Revenue (Shipments) increased 123% to $17.2M in Q2’23 compared to Q2’22 revenue of $7.7M.

●	Gross profit increased 294% to $4.1M in Q2’23 compared to $1.0M in Q2’22.

●	Q2’23 gross margin was 24% compared to 14% in Q2’22, reflecting recovery from pandemic driven material cost increases.

●	Strategic Supply Chain & Profitability Improvement Initiatives continued to accelerate path to cash flow breakeven.

●	Achieved 18th consecutive quarter of year-over-year revenue growth.

●	Net cash used in operating activities decreased 88% in Q2’23 compared to Q2’22 and 88% for the six months ended December 31, 2022 compared to the six months ended December 31, 2021.

●	Adjusted EBITDA loss decreased 81% in Q2’23 compared to Q2’22 and decreased 71% for the six months ended December 31, 2022 compared to the six months ended December 31, 2021.

●	Customer order backlog totaled $30.4M as of December 31, 2022.

●	Increased Credit Facility with Silicon Valley Bank by $6.0 million to $14.0 million to support higher working capital requirements related to increased customer demand.

●	Expanded testing and product validation capabilities with on-site vibration table, to reduce time required from testing to certification.

Backlog Summary

Fiscal Quarter Ended	Beginning Backlog	New Orders	Shipments	Ending Backlog
September 30, 2021	$12,624,000	$13,122,000	$6,313,000	$19,433,000
December 31, 2021	$19,433,000	$19,819,000	$7,837,000	$31,415,000
March 31, 2022	$31,415,000	$20,495,000	$13,317,000	$38,593,000
June 30, 2022	$38,593,000	$11,622,000	$15,195,000	$35,020,000
September 30, 2022	$35,020,000	$9,678,000	$17,840,000	$26,858,000
December 31, 2022	$26,858,000	$20,652,000	$17,158,000	$30,352,000

CEO Commentary

“The second quarter of fiscal year 2023 delivered our 18th consecutive quarter of year-over-year revenue growth as well as an increased credit facility providing additional cash to fund higher working capital requirements related to increased customer demands and meeting our targeted growth goals,” said Ron Dutt, Chief Executive Officer of Flux Power. “The quarter saw gross profit increase 294% to $4.1 million and gross margin expand to 24% compared to $1.0 million and 14%, respectively, in the year-ago period.

“Existing customers continue to drive our revenue growth, with greater than 95% of revenue during the second quarter attributed to customers with whom we have had long-term relationships. Our commitment, consistent performance, and trustworthiness are the foundation for long-term, sustainable relationships with our customers. Our emphasis on price, service, and quality continues to support ongoing new purchase needs and service requirements. “Strong new orders of $20.7 million during the second fiscal quarter increased our backlog to $30.4 million as of December 31, 2022, up from $26.9 million in the prior quarter. We believe our track record with our installed base is an enabler to secure new customers, as the demand and acceptance of lithium-ion packs continues to grow.

“Our strategic initiatives to improve sourcing actions to mitigate part shortages, accelerate backlog conversion to shipments, and increase inventory turns have helped to mitigate backlog expansion from delayed shipments. Recently we expanded our in-house testing and product validation capabilities with all equipment needed to satisfy UL 2580 and UN/DOT 38.3 compliance testing, including an onsite vibration table, eliminating the need to outsource any aspect of testing for either UL or UN certifications and expediting the process. We remain highly focused on timely shipments and believe our efforts will continue to drive revenue results and gross margins that we believe will lead toward profitability.

“Although global supply chain disruptions have improved, we increased our inventory of raw materials and component parts to $19.5 million as of December 31, 2022, to mitigate supply chain disruptions and support timely deliveries. To address disruptions and reduce excess inventory, we have improved lean manufacturing processes and supply chain management. We have launched an in-house automated modular production initiative to manage module SKUs and accommodate diversification of cell suppliers and also utilized lower cost, more reliable, and secondary suppliers of key components including cells, steel, electronics, circuit boards and other production critical components.

“We recently announced an amended agreement to our revolving line of credit with Silicon Valley Bank (“SVB Credit Facility”) to increases the available capacity of the facility from $8.0 million to $14.0 million to support higher working capital requirements related to increased customer demand. We believe this will provide the additional cash needed to fund our operations and working capital requirements to meet our targeted growth goals.

“Looking ahead, we believe the current and potential pipeline of customers will continue to expand with a full product line that caters to large fleets who seek a ‘relationship’ partner to meet ongoing needs. We are encouraged by strong purchase orders, and continued expansion of margins through improved sourcing and supply chain management, implementation of lean manufacturing, continual process improvement, and pricing that will help us achieve profitability. We are focused on the continuation of our growth trajectory through the advancement of our technology, capacity, and customer and partnership relationships, and expanding into new markets. I look forward to additional announcements in the months to come as we strive to create long-term sustainable growth and shareholder value,” concluded Dutt.

Q2’23 Financial Results

●	Revenue for the fiscal second quarter of 2023 increased by 123% to $17.2 million compared to $7.7 million in the fiscal second quarter of 2022, driven by increased sales volumes and models with higher selling prices, including greater sales to existing and new customers.

●	Gross profit for the fiscal second quarter of 2023 increased to $4.1 million compared to a gross profit of $1.0 million in the fiscal second quarter of 2022. Gross margin was 24% in the fiscal second quarter of 2023 as compared to 14% in the fiscal second quarter of 2022, reflecting higher volume of units sold with greater gross margin and lower cost of sales as a result of the gross margin improvement initiatives.

●	Selling & Administrative expenses increased to $4.3 million in the fiscal second quarter of 2023 from $4.0 million in the fiscal second quarter of 2022, reflecting increases in marketing expenses, commissions, insurance premiums, depreciation, recruiting costs, and outbound shipping costs.

●	Research & Development expenses decreased to $1.2 million in the fiscal second quarter of 2023, compared to $2.1 million in the fiscal second quarter of 2022, primarily due to lower staff related expenses and expenses related to development of new products.

●	Net loss for the fiscal second quarter of 2023 decreased to $1.7 million from a net loss of $5.1 million in the fiscal second quarter of 2022, principally reflecting increased gross profit and decreased operating expenses, partially offset by increased interest expense.

●	Adjusted EBITDA loss decreased to $0.9 million for the fiscal second quarter of 2023 from an adjusted EBITDA loss of $1.5 million for the fiscal first quarter of 2023 and decreased to $2.4 million for the six months ended December 31, 2022, an improvement from a loss of $8.5 million for the six months ended December 31, 2021.

●	Cash was $0.2 million at December 31, 2022, as compared to $0.5 million at June 30, 2022. Available working capital includes: our line of credit as of February 6, 2023 under our $14.0 million revolving line of credit with Silicon Valley Bank (“SVB Credit Facility”) with a remaining balance of $5.7 million; and $4.0 million available under the subordinated line of credit (“Subordinated LOC”).

●	Net cash used in operating activities decreased to $1.3 million Q2’23 compared to $11.0 million in Q2’22 and to $2.3 million for the six months ended December 31, 2022 compared to $15.4 million for the six months ended December 31, 2021, primarily due to a decrease in net loss and an increase in accounts payable.

Second Quarter Fiscal Year 2023 Results Conference Call

Flux Power CEO Ron Dutt and CFO Chuck Scheiwe will host the conference call, followed by a question-and-answer session. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, February 9, 2023
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-4018
International dial-in number:	1-201-689-8471
Conference ID:	13735416

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1593147&tp_key=479f1b7074 and via the investor relations section of the Company’s website here.

A replay of the webcast will be available after 7:30 p.m. Eastern Time through May 9, 2023.

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13735416

About Flux Power Holdings, Inc.

Flux Power (NASDAQ: FLUX) designs, manufactures, and sells advanced lithium-ion energy storage solutions for electrification of a range of industrial and commercial sectors including material handling, airport ground support equipment (GSE), and stationary energy storage. Flux Power’s lithium-ion battery packs, including the proprietary battery management system (BMS) and telemetry, provide customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead acid and propane-based solutions. Lithium-ion battery packs reduce CO2 emissions and help improve sustainability and ESG metrics for fleets. For more information, please visit www.fluxpower.com.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States of America, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides additional information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

US-GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA RECONCILIATION

(Unaudited)

	Six Months Ended December 31,
	2022	2021
Net loss	$(3,820,000)	$(9,207,000)
Add/Subtract:
Interest, net	713,000	34,000
Income tax provision	-	-
Depreciation and amortization	371,000	259,000
EBITDA	(2,736,000)	(8,914,000)
Add/Subtract:
Stock-based compensation	304,000	449,000
Adjusted EBITDA	$(2,432,000)	$(8,465,000)

Forward-Looking Statements

This release contains projections and other “forward-looking statements” relating to Flux Power’s business, that are often identified using “believes,” “expects” or similar expressions. Forward-looking statements involve several estimates, assumptions, risks, and other uncertainties that may cause actual results to be materially different from those anticipated, believed, estimated, expected, etc. Such forward-looking statements include impact of COVID-19 on Flux Power’s business, results and financial condition; Flux Power’s ability to obtain raw materials and other supplies for its products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on its suppliers and supply chain; the development and success of new products, projected sales, cancellation of purchase orders, deferral of shipments, Flux Power’s ability to fulfill backlog orders or realize profit from the contracts reflected in backlog sale; Flux Power’s ability to fulfill backlog orders due to changes in orders reflected in backlog sales, Flux Power’s ability to obtain the necessary funds under the credit facilities, Flux Power’s ability to timely obtain UL Listing for its products, Flux Power’s ability to fund its operations, distribution partnerships and business opportunities and the uncertainties of customer acceptance and purchase of current and new products, and changes in pricing, and Flux Power’s ability to negotiate and enter into a definitive agreement in connection with the Letter of Intent. Actual results could differ from those projected due to numerous factors and uncertainties. Although Flux Power believes that the expectations, opinions, projections, and comments reflected in these forward-looking statements are reasonable, they can give no assurance that such statements will prove to be correct, and that the Flux Power’s actual results of operations, financial condition and performance will not differ materially from the results of operations, financial condition and performance reflected or implied by these forward-looking statements. Undue reliance should not be placed on the forward-looking statements and Investors should refer to the risk factors outlined in our Form 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov/edgar. These forward-looking statements are made as of the date of this news release, and Flux Power assumes no obligation to update these statements or the reasons why actual results could differ from those projected.

Flux, Flux Power, and associated logos are trademarks of Flux Power Holdings, Inc. All other third-party brands, products, trademarks, or registered marks are the property of and used to identify the products or services of their respective owners.

Follow us at:

Blog: Flux Power Blog
News Flux Power News
Twitter: @FLUXpwr
LinkedIn: Flux Power

Contacts

Media & Investor Relations:

info@fluxpower.com

External Investor Relations:

Chris Tyson, Executive Vice President
MZ Group - MZ North America
949-491-8235
FLUX@mzgroup.us
www.mzgroup.us

FLUX POWER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	June 30, 2022
	(Unaudited)
ASSETS

Current assets:
Cash	$157,000	$485,000
Accounts receivable	10,467,000	8,609,000
Inventories, net	19,507,000	16,262,000
Other current assets	884,000	1,261,000
Total current assets	31,015,000	26,617,000
Right of use assets	2,601,000	2,597,000
Property, plant and equipment, net	1,561,000	1,578,000
Other assets	115,000	89,000

Total assets	$35,292,000	$30,881,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$12,797,000	$6,645,000
Accrued expenses	2,298,000	2,209,000
Line of credit	6,811,000	4,889,000
Deferred revenue	81,000	163,000
Customer deposits	29,000	175,000
Finance lease payable, current portion	64,000	-
Office lease payable, current portion	542,000	504,000
Accrued interest	1,000	1,000
Total current liabilities	22,623,000	14,586,000

Office lease payable, less current portion	2,079,000	2,361,000
Finance lease payable, less current portion	172,000	-

Total liabilities	24,874,000	16,947,000

Stockholders’ equity:

Preferred stock, $0.001 par value; 500,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,029,478 and 15,996,658 shares issued and outstanding at December 31, 2022 and June 30, 2022, respectively	16,000	16,000
Additional paid-in capital	96,036,000	95,732,000
Accumulated deficit	(85,634,000)	(81,814,000)

Total stockholders’ equity	10,418,000	13,934,000

Total liabilities and stockholders’ equity	$35,292,000	$30,881,000

FLUX POWER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2021	2022	2021
Revenues	$17,158,000	$7,690,000	$34,998,000	$13,961,000
Cost of sales	13,050,000	6,648,000	26,942,000	11,581,000

Gross profit	4,108,000	1,042,000	8,056,000	2,380,000

Operating expenses:
Selling and administrative	4,250,000	4,000,000	8,786,000	7,498,000
Research and development	1,162,000	2,088,000	2,385,000	4,055,000
Total operating expenses	5,412,000	6,088,000	11,171,000	11,553,000

Operating loss	(1,304,000)	(5,046,000)	(3,115,000)	(9,173,000)

Other income	8,000	-	8,000	-
Interest expense	(385,000)	(31,000)	(713,000)	(34,000)

Net loss	$(1,681,000)	$(5,077,000)	$(3,820,000)	$(9,207,000)

Net loss per share - basic and diluted	$(0.10)	$(0.32)	$(0.24)	$(0.62)

Weighted average number of common shares outstanding - basic and diluted	16,020,183	15,987,502	16,008,740	14,895,989

FLUX POWER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(3,820,000)	$(9,207,000)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	371,000	259,000
Stock-based compensation	304,000	449,000
Amortization of debt issuance costs	368,000	-
Noncash lease expense	236,000	214,000
Allowance for inventory reserve	135,000	169,000
Changes in operating assets and liabilities:
Accounts receivable	(1,858,000)	913,000
Inventories	(3,380,000)	(9,239,000)
Other current assets	(17,000)	(409,000)
Accounts payable	6,152,000	2,064,000
Accrued expenses	89,000	(350,000)
Accrued interest	-	1,000
Office lease payable	(244,000)	(211,000)
Deferred revenue	(82,000)	116,000
Customer deposits	(146,000)	(171,000)
Net cash used in operating activities	(1,892,000)	(15,401,000)

Cash flows from investing activities
Purchases of equipment	(344,000)	(530,000)
Proceeds from sale of fixed assets	8,000	-
Net cash used in investing activities	(336,000)	(530,000)

Cash flows from financing activities:
Proceeds from issuance of common stock in registered direct offering, net of offering costs	-	13,971,000
Proceeds from issuance of common stock in public offering, net of offering costs	-	1,602,000
Proceeds from revolving line of credit	30,550,000	3,500,000
Payment of revolving line of credit	(28,628,000)	-
Payment of financed leases	(22,000)	-
Net cash provided by financing activities	1,900,000	19,073,000

Net change in cash	(328,000)	3,142,000
Cash, beginning of period	485,000	4,713,000

Cash, end of period	$157,000	$7,855,000

Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Initial right of use asset recognition	$258,000	$-
Common stock issued for vested RSUs	$114,000	$-
Supplemental cash flow information:
Interest paid	$288,000	$33,000

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